Exhibit 3.2

AMG COMVEST SENIOR LENDING FUND

AMENDED AND RESTATED BYLAWS

ARTICLE I.

OFFICES
Section 1.
PRINCIPAL OFFICE. The principal office of AMG Comvest Senior Lending Fund (the “Fund”) in the State of Delaware shall be located at such place as the Board of Trustees of the Fund (the “Trustees” or the “Board”) may designate from time to time.
Section 2.
ADDITIONAL OFFICES. The principal executive office of the Fund is at 360 S. Rosemary Avenue, Suite 1700, West Palm Beach, FL 33401. The Fund may have additional offices at such places as the Board may from time to time determine or the business of the Fund may require.
ARTICLE II.

MEETINGS OF SHAREHOLDERS
Section 1.
PLACE. All meetings of shareholders shall be held at the principal executive office of the Fund or at such other place as shall be set by the Board and stated in the notice of the meeting, including by telephone, video-conference or similar form of communication.
Section 2.
ANNUAL MEETING. An annual meeting of shareholders shall be held each year.
Section 3.
SPECIAL MEETINGS.
(a)
General. The (i) Chairman of the Board, (ii) Chief Executive Officer, (iii) President, or (iv) a majority of the Board may call a special meeting of the shareholders. Subject to subsection (b) of this Section 3, the Secretary of the Fund shall call a special meeting of shareholders upon the written request of the shareholders entitled to cast not less than ten percent (10%) of all the votes entitled to be cast at such meeting.
(b)
Shareholder Requested Special Meetings.
(1)
Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such shareholder that must be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or as otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934 (the “Exchange Act”). Upon receiving the Record Date Request Notice and subject to Delaware Statutory Trust Act, as amended from time to time, (the “DSTA”), the Board may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board. If the Board, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) day after the first date on which the Record Date Request Notice is received by the Secretary.
(2)
In order for any shareholder to request a special meeting, one or more written requests for a special meeting signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than ten percent (10%) (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Fund’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class, series and number of all shares of the Fund which are owned by each such shareholder, and the nominee holder for, and number of, shares owned beneficially but not of record, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the secretary within sixty (60) days after the Request Record Date (the “Special Meeting Request Deadline”). Any requesting shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request).
(3)
If the Special Meeting Percentage is met by the Special Meeting Request Deadline, the Secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Fund’s proxy materials). The Secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by this subsection, the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.
(4)
Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the Chief Executive Officer or the Board, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of shareholders (a “Shareholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board; provided, however, that the date of any Shareholder Requested Meeting shall be not less than fifteen (15) and not more than sixty (60) days after the secretary gives notice for such meeting (the “Meeting Record Date”); and provided further that if the Board fails to designate, within fifteen (15) days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a shareholder requested meeting, then such meeting shall be held at 2:00 p.m. local time on the sixtieth (60th) day after the Meeting Record Date or, if such sixtieth (60th) day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board fails to designate a place for a shareholder requested meeting within fifteen (15) days after the Delivery Date, then such meeting shall be held at the principal executive office of the Fund. In fixing a date for any special meeting, the Chief Executive Officer or the Trustees may consider such factors as the Trustees deem relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board to call an annual meeting or a special meeting. In the case of any shareholder requested meeting, the Board shall fix a Meeting Record Date that is a date not later than sixty (60) days after the Delivery Date. The Board may revoke the notice for any Shareholder Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of paragraph (3) of this Section 3(b).
(5)
If written revocations of requests for the special meeting have been delivered to the Secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all requesting shareholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten (10) days before the commencement of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.
(6)
The Board, the Chairman of the Board, the Chief Executive Officer or the President may appoint independent inspectors of elections to act as the agent of the Fund for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Fund that the valid requests received by the Secretary represent, as of the Request Record Date, not less than the Special Meeting Percentage. Nothing contained in this subsection (6) shall in any way be construed to suggest or imply that the Fund or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)
For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
Section 4.
NOTICE OF MEETINGS.
(a)
Method of Delivery; Minimum Contents; Waiver. Written or printed notice of the purpose or purposes, in the case of a special meeting, and of the time and place of every meeting of the shareholders shall be given by the Secretary of the Fund to each shareholder of record entitled to vote at the meeting and to each other shareholder entitled to notice of the meeting, by: (i) presenting the notice to such shareholder personally, (ii) placing the notice in the mail, (iii) delivering the notice by overnight delivery service, (iv) transmitting the notice by electronic mail or any other electronic means, or (v) any other means permitted by Delaware law, at least ten (10) days, but not more than ninety (90) days, prior to the date designated for the meeting, addressed to each shareholder at such shareholder’s address appearing on the records of the Fund or supplied by the shareholder to the Fund for the purpose of notice. The notice shall state the time and place of the meeting and, in the case of a special meeting or as otherwise maybe required by statute or these Bylaws, the purpose for which the meeting is called. The notice of any meeting of shareholders may be accompanied by a form of proxy approved by the Board in favor of the actions or persons as the Board may select. Notice of any meeting of shareholders shall be deemed waived by any shareholder who attends the meeting in person or by proxy or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.
(b)
Scope of Notice. Except as provided in Article II, Section 11, any business of the Fund may be transacted at an annual meeting of shareholders without being specifically designated in the notice of such meeting, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice of such meeting.
Section 5.
ORGANIZATION AND CONDUCT. Every meeting of shareholders shall be conducted by an individual appointed by the Board to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board, if any, or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the Chief Executive Officer, the President, if any, any Vice President, the Secretary, the Treasurer or, in the absence of such officers, a Chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The Secretary or, in the Secretary’s absence, an Assistant Secretary or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as Secretary. In the event that the Secretary presides at a meeting of the shareholders, an Assistant Secretary, or, in the absence of Assistant Secretaries, an individual appointed by the Board or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Fund, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Fund entitled to vote on such matter, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 6.
QUORUM. At any meeting of shareholders, the presence in person or by proxy of the shareholders of the Fund holding at least one-third (1/3) of the outstanding shares of the Fund (without regard to class or series) shall constitute a quorum, except with respect to any such matter that, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of capital shares of the Fund, in which case the presence in person or by proxy of the holders of shares of the Fund’s capital shares holding one third of the outstanding shares of such class shall constitute a quorum. This Section 6 shall not affect any requirement under any applicable law, any other provisions of these Bylaws or the Declaration of Trust of the Fund, as further amended or restated from time to time (the “Declaration of Trust”), for the vote necessary for the adoption of any measure. If such quorum shall not be present at any meeting of the shareholders, then the chairman of the meeting or the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting to a date not more than one hundred twenty (120) days after the original record date without further notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
Section 7.
VOTING. A plurality of all votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee, provided that, in the case where the number of nominees for the trusteeships (or, if applicable, the trusteeships of a particular class of trustees) exceeds the number of such trustees to be elected (a “Contested Election”), a majority of all votes cast shall be required to elect such nominee, provided further, that if the Fund is unable to achieve the quorum specified in Article II, Section 6 hereof, the incumbent Trustee, if any, shall retain their position; provided, however, the Fund shall, within six (6) months of the meeting whereat the Fund determined that the requisite quorum had not been achieved, either (i) reconvene an adjourned meeting consistent with the limitations under Article II, Section 6 hereof or (ii) hold a special meeting of shareholders to vote on any Trustee who has retained their position as a result of the failure to achieve a quorum. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the Investment Company Act of 1940, as amended from time to time, and the rules promulgated thereunder (the “1940 Act”) or other applicable law, the Declaration of Trust or Article III of these Bylaws. Unless otherwise provided in the Declaration of Trust, each outstanding share owned of record on the applicable record date, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.
Section 8.
PROXIES. A shareholder may vote the shares owned of record by the shareholder, either in person or by proxy executed in writing by the shareholder or by the shareholder’s duly authorized agent as permitted by law. Such proxy shall be filed with the secretary of the Fund before or at the meeting.
Section 9.
VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Fund registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by an authorized person of such entity or a proxy appointed by such authorized person.

Shares of the Fund directly owned by it or any subsidiary thereof shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board may adopt by resolution a procedure by which a shareholder may certify in writing to the Fund that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the shares transfer books, the time after the record date or closing of the shares transfer books within which the certification must be received by the Fund; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

Section 10.
INSPECTORS. The Board in advance of any meeting of shareholders, or the chairman of the meeting at any meeting of shareholders, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, as defined in this Article II, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, and determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. Each such report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11.
ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEES AND OTHER SHAREHOLDER PROPOSALS.
(a)
Annual Meetings of Shareholders. For each annual meeting brought in accordance with Article II, Section 2:
(1)
Nominations of individuals for election to the Board and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Fund’s notice of meeting, (ii) by or at the direction of the Board or (iii) by any shareholder of the Fund who was a shareholder of record both at the time of giving of notice provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 11(a).
(2)
For nominations of individuals for election to the Board or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of subsection (a)(1) of this Section 11, the shareholder must have given timely notice thereof in writing to the Secretary of the Fund and such other business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Fund not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to the date of mailing of the notice for such annual meeting or the tenth (10th) day following the day on which public announcement of the date of mailing of the notice for such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (i) as to each individual whom the shareholder proposes to nominate for election or reelection as a Trustee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees, or is otherwise required, in each case pursuant to Regulation 14A (or any successor regulations) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected) and whether such shareholder believes any such individual is, or is not, an Interested Person (as such term is defined in the Declaration of Trust) of the Fund and information regarding such individual that is sufficient, in the discretion of the Board or any committee thereof or any authorized officer of the Fund, to make such determination: (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below) and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice, any Shareholder Associated Person and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such shareholder, as they appear on the Fund’s books, of any Shareholder Associated Person and of such beneficial owner and the class and number of shares of the Fund which are owned beneficially and of record by such shareholder, Shareholder Associated Person and such beneficial owner.
(3)
Notwithstanding anything in the second sentence of Section 11(a)(2) to the contrary, in the event that the number of Trustees to be elected to the Board is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board made by the Fund at least one hundred thirty (130) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Fund not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Fund.
(4)
For purposes of this Section 11, “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner (as defined in the Declaration of Trust) of shares of the Fund owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person. For purposes of this Section 11, “control” shall have the meaning ascribed to it in Section 2 of the 1940 Act.
(b)
Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Fund’s notice of meeting. Nominations of individuals for election to the Board may be made at a special meeting of shareholders at which Trustees are to be elected (i) pursuant to the Fund’s notice of meeting, (ii) by or at the direction of the Board or (iii) provided that the Board has determined that Trustees shall be elected at such special meeting, by any shareholder of the Fund who is a shareholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11. In the event the Fund calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board, any such shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Fund’s notice of meeting, if the shareholder’s notice required by subsection (a)(2) of this Section 11 shall be delivered to the secretary at the principal executive office of the Fund not earlier than the one hundred fiftieth (150th) day prior to such special meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.
(c)
General.

(1)
Upon written request by the secretary or the Board or any committee thereof, any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board or any committee thereof or any authorized officer of the Fund, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 11. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 11.
(2)
Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election as Trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.
(3)
For purposes of this Section 11, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Trustees and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed by the Fund with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act or the 1940 Act.
(4)
Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Fund to omit a proposal from, the Fund’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.
Section 12.
VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.
ARTICLE III.

TRUSTEES
Section 1.
GENERAL POWERS. The business and affairs of the Fund shall be managed under the direction of its Board. The Board may designate a Chairman of the Board, who may also be an officer of the Fund, and who will have such powers and duties as determined by the Board from time to time.
Section 2.
NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board may establish, increase or decrease the number of Trustees, provided that the number thereof shall never be fewer than three (3), and further provided that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. A majority of Trustees shall be Independent Trustees (for purposes of these Bylaws, as such term is defined in the Declaration of Trust). An individual nominated or seated as a Trustee shall be at least twenty-one (21) years of age and an individual seated as a Trustee shall retire at the end of the calendar year in which they turn seventy-five (75) years of age or at such other time as may be determined by the Trustees or a committee thereof from time to time.
Section 3.
ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than these Bylaws being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board. Regular meetings of the Board shall be held from time to time at such places and times as provided by the Board by resolution, without notice other than such resolution.
Section 4.
SPECIAL MEETINGS. Special meetings of the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Board may fix any place as the place for holding any special meeting of the Board called by them. The Board may provide, by resolution, the time and place for the holding of special meetings of the Board, without notice other than such resolution.
Section 5.
NOTICE. Meetings of the Trustees may be held without call or notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.
Section 6.
QUORUM. A quorum for all meetings of the Trustees shall be one-third, but not less than two (2), of the Trustees. Unless provided otherwise in the Declaration of Trust or these Bylaws and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees. Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in these Bylaws, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent as provided in Section 10 of this Article III. With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act. The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.
Section 7.
VOTING. The action of the majority of the Trustees present at a meeting at which a quorum, as defined in Section 6 of this Article III, is present shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable statute or the Declaration of Trust. If enough Trustees have withdrawn from a meeting to leave less than a quorum, as defined in Section 6 of this Article III, but the meeting is not adjourned, the action of the majority of the Trustees still present at such meeting shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable statute or the Declaration of Trust.
Section 8.
ORGANIZATION. At each meeting of the Board, the Chairman of the Board or, in the absence of the Chairman, the Chief Executive Officer shall act as chairman of the meeting. In the absence of both the Chairman and the Chief Executive Officer, the President, if any, or in the absence of the president, a Trustee chosen by a majority of the Trustees present shall act as chairman of the meeting. The Secretary or, in his or her absence, an Assistant Secretary of the Fund, or in the absence of the Secretary and all Assistant Secretaries, a person appointed by the chairman, shall act as secretary of the meeting.
Section 9.
TELEPHONE MEETINGS. Trustees may participate in a meeting, and any committee member of any committee established by the Board pursuant to Article IV, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time; provided however, this Section 9 does not apply to any action of the Trustees pursuant to the 1940 Act, that requires the vote of the Trustees to be cast in person at a meeting. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 10.
WRITTEN CONSENT BY TRUSTEES Any action which may be taken by Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees; provided however, this Section 10 does not apply to any action of the Trustees pursuant to the 1940 Act that requires the vote of the Trustees to be cast in person at a meeting.
Section 11.
VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Fund or affect these Bylaws or the powers of the remaining Trustees hereunder, if any. Subject to applicable requirements of the 1940 Act, except as may be provided by the Board in setting the terms of any class or series of preferred shares, (a) any vacancy on the Board may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum, as defined in Section 6 of this Article III, and (b) any Trustee elected to fill a vacancy shall serve until a successor is elected and qualified.
Section 12.
COMPENSATION. The Trustees shall have power to pay reasonable compensation from the Fund to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Fund.

Nothing herein contained shall be construed to preclude any Trustees from serving the Fund in any other capacity and receiving compensation therefor.

Section 13.
LOSS OF DEPOSITS. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.
Section 14.
SURETY BONDS. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.
Section 15.
RELIANCE. Each Trustee, officer, employee and agent of the Fund shall, in the performance of his duties with respect to the Fund, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Fund, upon an opinion of counsel or upon reports made to the Fund by any of its officers or employees or by the advisers, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Fund, regardless of whether such counsel or expert may also be a Trustee. Each Trustee, officer, employee and agent of the Fund shall also otherwise be entitled to the benefit of Section 3806(k) of the DSTA.
Section 16.
CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. The Trustees shall have no responsibility to devote their full time to the affairs of the Fund. Any Trustee, officer, employee or agent of the Fund, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Fund, subject to the adoption of any policies relating to such interests and activities adopted by the Trustees and applicable law.
ARTICLE IV.

COMMITTEES
Section 1.
NUMBER, TENURE AND QUALIFICATIONS. The Board may, by resolution passed by a majority of the Board, appoint from among its members an Audit Committee and a Nominating and Governance Committee of the Board, and other committees the Board shall determine from time to time to be in the best interests of the Fund and its shareholders, each of which shall be composed of one or more Trustees, who will serve at the pleasure of the Board. Each such committee shall be composed entirely of Trustees who are not Interested Persons of the Fund.
Section 2.
POWERS. The Board may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board, except as prohibited by law.
Section 3.
MEETINGS. Each committee, if deemed advisable by the Board, shall have a written charter. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting of such committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two (2) members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member. Each committee may fix rules of procedures for its business. Each committee shall keep minutes of its proceedings.
Section 4.
VACANCIES. Subject to the provisions hereof, the Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee. Subject to the power of the Board, the members of the committee shall have the power to fill any vacancies on the committee.
ARTICLE V.

OFFICERS
Section 1.
GENERAL PROVISIONS. The officers of the Fund shall include a Chief Executive Officer and/or a President, a Secretary, a Treasurer and/or Chief Financial Officer and may include one or more Vice Presidents, a Chief Operating Officer, a Chief Investment Officer, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Fund shall be elected annually by the Board and initially at the organizational meeting of the Fund, except that the Chief Executive Officer or President may from time to time appoint one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Each officer shall hold office until his or her successor is elected and qualifies or until death, resignation or removal in the manner hereinafter provided. Any two (2) or more offices except President and Vice President may be held by the same person although any person holding more than one office in the Fund may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer. In their discretion, the Trustees may leave unfilled any office except that of the Chief Executive Officer, the President, the Treasurer, the Secretary and the Chief Compliance Officer. Election of an officer or agent shall not of itself create contract rights between the Fund and such officer or agent.
Section 2.
REMOVAL AND RESIGNATION. Any officer or agent of the Fund may be removed, with or without cause, by a majority of the whole Board if in its judgment the best interests of the Fund would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Fund may resign at any time by giving written notice of his or her resignation to the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or, if the time when it shall become effective is specified therein, at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Fund. In addition, the termination or resignation of the chief compliance officer shall be effected in accordance with Rule 38a-1(4) under the 1940 Act.

Section 3.
VACANCIES. A vacancy in any office may be filled by the Board for the balance of the term.
Section 4.
CHIEF EXECUTIVE OFFICER. The Board may designate a Chief Executive Officer from among its Board or elected officers. In the absence of such designation, the President shall be the Chief Executive Officer of the Fund. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Fund, as determined by the Board, and for the management of the business and affairs of the Fund. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Fund or shall be required by law to be otherwise executed, and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board from time to time.
Section 5.
CHIEF OPERATING OFFICER. The Board may designate a Chief Operating Officer. The Chief Operating Officer, under the direction of the Chief Executive Officer, shall have the responsibilities and perform the duties incident to the office of Chief Operating Officer, including general management authority and responsibility for the day-to-day implementation of the policies of the Fund and such other responsibilities and duties prescribed by the Board or the Chief Executive Officer from time to time.
Section 6.
CHIEF INVESTMENT OFFICER. The Board may designate a Chief Investment Officer. The Chief Investment Officer shall have the responsibilities and duties incident to the office of Chief Investment Officer and such other duties as may be prescribed by the Board, the Chief Executive Officer or the President.
Section 7.
CHIEF FINANCIAL OFFICER. The Board may designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties incident to the office of Chief Financial Officer and such other duties as may be prescribed as set forth by the Board, the Chief Executive Officer or the President.
Section 8.
CHIEF COMPLIANCE OFFICER. The Board shall designate a Chief Compliance Officer to the extent required by, and consistent with the requirements of, the 1940 Act. The Chief Compliance Officer, subject to the direction of, and reporting to, the Board, shall be responsible for the oversight of the Fund’s compliance with the U.S. federal securities laws and other applicable regulatory requirements. The designation, compensation and removal of the Chief Compliance Officer must be approved by the Board, including a majority of the Independent Trustees of the Fund. The Chief Compliance Officer shall perform such executive, supervisory and management functions and duties as may be assigned to him or her from time to time by the Board, the Chief Executive Officer or the President.
Section 9.
PRESIDENT. In the absence of a designation of a Chief Executive Officer by the Board, the President shall be the Chief Executive Officer. He or she may sign with the secretary or any other proper officer of the Fund authorized by the Board, deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Fund, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board from time to time.
Section 10.
VICE PRESIDENTS. In the absence of the Chief Executive Officer, President, the Chief Operating Officer, or in the event of a vacancy in all such offices, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer and the President; and shall perform such other duties as from time to time may be assigned to such Vice President by the Chief Executive Officer, the Chief Operating Officer, the President or by the Board. The Board may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or as Vice President for particular areas of responsibility.
Section 11.
SECRETARY. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders, the Board and committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Fund; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the shares transfer books of the Fund; and (f) in general perform such other duties as from time to time may be assigned by the Chief Executive Officer, the President or by the Board.
Section 12.
TREASURER. In the absence of a designation of a Chief Financial Officer by the Board, the Treasurer shall be the Chief Financial Officer of the Fund. In the absence of a designation of a Treasurer by the Board, then the Chief Financial Officer shall be responsible for the duties of the Treasurer specified in this Section 12. The Treasurer shall be responsible for: (a) the custody of the funds and securities of the Fund; (b) the keeping of full and accurate accounts of receipts and disbursements in books belonging to the Fund; and (c) the depositing of all moneys and other valuable effects in the name and to the credit of the Fund in such depositories as may be designated by the Board.

The Treasurer shall disburse the funds of the Fund as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Board, at the regular meetings of the Board or whenever it may so require, an account of all his or her transactions as Treasurer and of the financial condition of the Fund. The Treasurer shall, if required by the Board, give bonds for the faithful performance of his duties in such sums and with such surety or sureties as shall be satisfactory to the Board.

Section 13.
ASSISTANT SECRETARIES AND ASSISTANT TREASURER. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chief Executive Officer, the President or the Board. The Assistant Treasurers shall, if required by the Board, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board.

ARTICLE VI.

INDEMNIFICATION OF TRUSTEES AND OFFICERS
Section 1.
The Fund shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Fund) by reason of the fact that he or she is or was a Trustee, officer, employee or agent of the Fund, or is or was serving at the request of the Fund as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding (“Losses”) if he or she acted in good faith, in a manner he or she reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
Section 2.
The Fund shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Fund to procure a judgment in its favor by reason of the fact that he or she is or was a Trustee, officer, employee or agent of the Fund, or is or was serving at the request of the Fund as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Fund and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Fund unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 3.
The Fund shall not provide for indemnification of any persons described in Sections 1 and 2 of this Article VI (each such person, an “Indemnitee”) Indemnitee for any liability or loss suffered by the Indemnitee, nor shall it provide that the Indemnitee be held harmless for any loss or liability suffered by the Fund, unless all of the following conditions are met: (a) the Fund has determined, in good faith, that the course of conduct which caused the Losses was in the best interests of the Fund (and, with respect to any criminal action or proceeding, the Indemnitee had no reasonable cause to believe his or her conduct was unlawful); (b) the Indemnitee was acting on behalf of or performing services for the Fund; (c) such Losses were not the result of negligence or misconduct by the Indemnitee; and (d) such indemnification or agreement to hold harmless is recoverable only out of Fund net assets and not from Shareholders. Notwithstanding anything to the contrary herein, an Indemnitee and any person acting as broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the Commission and the published position of any state securities regulatory authority in which securities of the Fund were offered or sold as to indemnification for violations of securities laws.
Section 4.
To the extent that a present or former Trustee or officer of the Fund has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Article VI, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. For the avoidance of doubt, in the event that a present or former Trustee or officer of the Fund is not wholly successful and is adjudged liable, the Fund shall indemnify he or she to the maximum extent not prohibited by (and not merely to the extent affirmatively permitted by) Delaware law.
Section 5.
Any indemnification under this Article VI (unless ordered by a court) shall be made by the Fund only as authorized in the specific case upon a determination that indemnification of the Trustee or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such section. Such determination shall be made:
(a)
by the Board by a majority vote of a quorum consisting of Trustees who were not parties to such action, suit or proceeding, even though less than a quorum;
(b)
by a committee of such Trustees designated by majority vote of such Trustees, even though less than a quorum;
(c)
by independent legal counsel in a written opinion, if there are no such Trustees, or such Trustees so direct; or
(d)
by the shareholders.
Section 6.
Expenses (including attorneys’ fees) incurred by an officer or Trustee in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Fund in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Trustee or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Fund as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.
Section 7.
The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested Trustees or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
Section 8.
The Fund shall have power to purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Fund, or is or was serving at the request of the Fund as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Fund would have the power to indemnify him or her against such liability under the provisions of this Article.
Section 9.
For purposes of this Article VI, references to “the Fund” shall include, in addition to the resulting fund, any constituent fund (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its trustees, officers, and employees or agents, so that any person who is or was a trustee, officer, employee or agent of such constituent fund, or is or was serving at the request of such constituent fund as a trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent fund if its separate existence had continued.
Section 10.
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 11.
No Trustee or officer of the Fund shall be personally liable to the Fund or to any shareholder of the Fund for monetary damages for breach of fiduciary duty as a Trustee or officer, provided that this provision shall not limit the liability of a Trustee or officer (i) for any breach of the Trustee’s or the officer’s duty of loyalty to the Fund or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the Trustee or officer derived an improper personal benefit.
Section 12.
Notwithstanding any provision to the contrary herein or in the Declaration of Trust, the Fund will not indemnify any person for any Losses from such person’s willful misfeasance, bad faith, negligence or reckless disregard of the duties involved in the conduct of his or her office.
ARTICLE VII.

CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 1.
CONTRACTS. The Board may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Fund and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Fund when authorized or ratified by action of the Board and executed by an authorized person.
Section 2.
CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Fund shall be signed by such officer or agent of the Fund in such manner as shall from time to time be determined by the Board.
Section 3.
DEPOSITS. All funds of the Fund not otherwise employed shall be deposited from time to time to the credit of the Fund in such banks, trust companies or other depositories as the Board may designate.
Section 4.
NO EXCLUSIVE RIGHT TO SELL. The Fund shall not grant any exclusive right to sell, or exclusive employment to sell, any assets of the Fund.
Section 5.
COMMINGLING OF ASSETS. The funds of the Fund shall not be commingled with the funds of any other person and the Fund’s funds will be protected from the claims of affiliated companies and creditors of the affiliated companies.
ARTICLE VIII.

SHARES
Section 1.
CERTIFICATES. The Fund will not issue share certificates. A shareholder’s investment in the Fund will be recorded on the books of the Fund. A shareholder wishing to transfer his or her shares will be required to send a completed and executed form to the Fund, such form to be provided upon a shareholder’s request.
Section 2.
TRANSFERS. All transfers of shares shall be made on the books of the Fund, by the holder of the shares, in person or by his or her attorney, in such manner as the Board or any officer of the Fund may prescribe.

The Fund shall be entitled to treat the holder of record of any shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Notwithstanding the foregoing, transfers of shares of any class or series of shares will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 3.
NOTICE OF ISSUANCE OR TRANSFER. Upon issuance or transfer of shares in the Fund, the Fund shall send the shareholder a written statement that reflects such investment or transfer containing such information, at a minimum, as required by law. The Fund, alternatively, may furnish notice that a full statement of the information contained in the foregoing sentence will be provided to any shareholder upon request and without charge.

Section 4.
CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose, except as provided for in Section 3(b)(1) of Article II. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of shareholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

In the context of fixing a record date, the Board may provide that the shares transfer books shall be closed for a stated period but not longer than twenty (20) days. If the shares transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days before the date of such meeting.

If no record date is fixed and the shares transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than one hundred twenty (120) days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5.
SHARES LEDGER. The Fund shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.
Section 6.
FRACTIONAL SHARES; ISSUANCE OF SHARES. The Board may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board may issue units consisting of different securities of the Fund. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Fund, except that the Board may provide that for a specified period securities of the Fund issued in such unit may be transferred on the books of the Fund only in such unit.

ARTICLE IX.

ACCOUNTING YEAR

The fiscal year of the Fund shall end on December 31 of each fiscal year, and may thereafter be changed by duly adopted resolution of the Board from time to time.

ARTICLE X.

DISTRIBUTIONS
Section 1.
AUTHORIZATION. Dividends and other distributions upon the shares of the Fund may be authorized by the Board, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of the Fund, subject to the provisions of law and the Declaration of Trust.
Section 2.
CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Fund available for dividends or other distributions such sum or sums as the Board may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Fund or for such other purpose as the Board shall determine to be in the best interest of the Fund, and the Board may modify or abolish any such reserve.
ARTICLE XI.

SEAL
Section 1.
SEAL. The Board may authorize the adoption of a seal by the Fund. The Board may authorize one or more duplicate seals and provide for the custody thereof.
Section 2.
AFFIXING SEAL. Whenever the Fund is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Fund.
ARTICLE XII.

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII.

INVESTMENT COMPANY ACT

If and to the extent that any provision of the DSTA, or any provision of the Declaration of Trust or these Bylaws conflicts with any provision of the 1940 Act, then the applicable provision of the 1940 Act shall control; provided, however, that such conflict shall not affect any of the remaining provisions of these Bylaws or the Declaration of Trust or render invalid or improper any action take or omitted prior to such determination.

ARTICLE XIV.

AMENDMENT OF BYLAWS

The Board shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws not inconsistent with the Declaration of Trust. To the extent any provisions of the Bylaws conflict with the Declaration of Trust, the Declaration of Trust shall control.

Adopted: March 17, 2025